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INVESCO VAN KAMPEN SENIOR LOAN FUND                              SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:             2/29/2012
FILE NUMBER :                  811-05845
SERIES NO.:                    1

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     72DD.     1  Total income dividends for which record date passed during the period. (000's Omitted)
                  Class A                                 $      7,277
               2  Dividends for a second class of open-end company shares (000's Omitted)
                  Class B                                 $        739
                  Class C                                 $      7,163
                  Class IB                                $     29,287
                  Class IC                                $      4,245

      73A.        Payments per share outstanding during the entire current period: (form nnn.nnnn)
               1  Dividends from net investment income
                  Class A                                 $     0.3275
               2  Dividends for a second class of open-end company shares (form nnn.nnnn)
                  Class B                                 $     0.2782
                  Class C                                 $     0.2782
                  Class IB                                $     0.3275
                  Class IC                                $     0.3275

      74U.     1  Number of shares outstanding (000's Omitted)
                  Class A                                       18,586
               2  Number of shares outstanding of a second class of open-end company shares (000's Omitted)
                  Class B                                        2,273
                  Class C                                       22,432
                  Class IB                                     143,328
                  Class IC                                      11,944

      74V.     1  Net asset value per share (to nearest cent)
                  Class A                                 $       6.58
               2  Net asset value per share of a second class of open-end company shares (to nearest cent)
                  Class B                                 $       6.58
                  Class C                                 $       6.58
                  Class IB                                $       6.58
                  Class IC                                $       6.58
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